Exhibit 99.4

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

April 27, 2021

Coherent, Inc.

5100 Patrick Henry Drive

Santa Clara, California 95054

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 24, 2021, to the Board of Directors of Coherent, Inc. (“Coherent”) as Annex F to the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 of II-VI Incorporated (“II-VI”) filed with the Securities and Exchange Commission as of April 27, 2021 (the “Registration Statement”), relating to the proposed merger involving Coherent and II-VI, and reference to such opinion letter under the headings “Summary – Opinions of Coherent’s Financial Advisors – Opinion of Credit Suisse”, “The Merger – Background of the Merger”, “The Merger – Coherent’s Reasons for the Merger; Recommendation of the Coherent Board”, “The Merger – Opinions of Coherent’s Financial Advisors – Opinion of Credit Suisse”, “The Merger – Certain Unaudited Prospective Financial Information” and “Risk Factors – Risks Relating to the Merger” in such joint proxy statement/prospectus. The foregoing consent applies only to the Registration Statement and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

/s/ Credit Suisse Securities (USA) LLC

CREDIT SUISSE SECURITIES (USA) LLC